Exhibit (99.16)
Excerpts from « 2009-2010 Budget — Budget Speech », March 19, 2009.
Gouvernement du Québec
Summary of consolidated budgetary transactions
2008-2009 fiscal year
(millions of dollars)

	March 2008	Preliminary
	Budget	results
BUDGETARY REVENUE
Own-source revenue	48 917	48 555
Federal transfers	14 063	13 924

Total	62 980	62 479

BUDGETARY EXPENDITURE
Program spending	- 56 948	- 57 400
Debt service	- 6 907	- 6 589

Total	- 63 855	- 63 989

NET RESULTS OF CONSOLIDATED ENTITIES	447	205
Contingency reserve	- 200	—

SURPLUS (DEFICIT) FOR THE PURPOSES OF THE PUBLIC ACCOUNTS	- 628	- 1 305
Deposit of dedicated revenues in the Generations Fund	- 742	- 569

BUDGETARY BALANCE BEFORE BUDGETARY RESERVE	- 1 370	- 1 874
Deposit in the Generations Fund from the budgetary reserve	—	- 132
Use of the budgetary reserve	1 370	2 006

BUDGETARY BALANCE FOR THE PURPOSES OF THE BALANCED BUDGET ACT	0	0

Gouvernement du Québec
Summary of consolidated budgetary transactions
2009-2010 forecast
(millions of dollars)

BUDGETARY REVENUE
Own-source revenue	47 371
Federal transfers	14 841

Total	62 212

BUDGETARY EXPENDITURE
Program spending	- 59 989
Debt service	- 6 104

Total	- 66 093

NET RESULTS OF CONSOLIDATED ENTITIES	355

SURPLUS (DEFICIT) FOR THE PURPOSES OF THE PUBLIC ACCOUNTS	- 3 526
Deposit of dedicated revenues in the Generations Fund	- 715

BUDGETARY BALANCE BEFORE BUDGETARY RESERVE	- 4 241
Use of the budgetary reserve	295

BUDGETARY BALANCE FOR THE PURPOSES OF THE BALANCED BUDGET ACT	- 3 946

Gouvernement du Québec
Budgetary revenue of the Consolidated Revenue Fund
2009-2010 forecast
(millions of dollars)

OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	18 203
Health Services Fund	5 597
Corporate taxes[1]	3 266

27 066

Consumption taxes
Retail sales	10 498
Fuel	1 653
Tobacco	593
Alcoholic beverages	440

13 184

Duties and permits
Motor vehicles	755
Natural resources	- 74
Other	188

869

Miscellaneous
Sales of goods and services	396
Interest	588
Fines, forfeitures and recoveries	509

1 493

Revenue from government enterprises
Hydro-Québec	2 700
Loto-Québec	1 295
Société des alcools du Québec	800
Other	- 36

4 759

Total	47 371

FEDERAL TRANSFERS
Equalization	8 355
Health transfers	4 137
Transfers for post-secondary education and other social programs	1 413
Other programs	936

Total	14 841

TOTAL BUDGETARY REVENUE	62 212

1	Includes tax on corporate profits, tax on capital and tax on premiums in lieu of the tax on capital for insurance companies, as well as the tax on public services.

Gouvernement du Québec
Budgetary expenditure of the Consolidated Revenue Fund
2009-2010 forecast
(millions of dollars)

PROGRAM SPENDING
Affaires municipales, Régions et Occupation du territoire	1 827.1
Agriculture, Pêcheries et Alimentation	720.3
Assemblée nationale	116.2
Conseil du trésor et Administration gouvernementale	672.6
Conseil exécutif	343.8
Culture, Communications et Condition féminine	668.0
Développement durable, Environnement et Parcs	211.2
Développement économique, Innovation et Exportation	914.9
Éducation, Loisir et Sport	14 431.0
Emploi et Solidarité sociale	4 228.4
Famille et Aînés	2 066.5
Finances (excluding debt service)	177.8
Immigration et Communautés culturelles	296.4
Justice	680.4
Personnes désignées par l’Assemblée nationale	70.6
Relations internationales	115.9
Ressources naturelles et Faune	576.7
Revenu	1 050.0
Santé et Services sociaux	26 872.4
Sécurité publique	1 081.8
Services gouvernementaux	171.3
Tourisme	138.9
Transports	2 770.9
Travail	32.1

Subtotal	60 235.2

Anticipated lapsed appropriations	- 150.0
Deferred appropriations in 2010-2011	- 96.3

Total	59 988.9

DEBT SERVICE
Direct debt service	3 760.0
Interest ascribed to the retirement plans	2 344.0

Total	6 104.0

TOTAL BUDGETARY EXPENDITURE	66 092.9

Gouvernement du Québec
Consolidated non-budgetary transactions
2009-2010 forecast
(millions of dollars)

INVESTMENTS, LOANS AND ADVANCES
Consolidated Revenue Fund	- 1 119
Consolidated entities	- 226

Total	- 1 345

CAPITAL EXPENDITURES
Consolidated Revenue Fund
Net investments	- 436
Depreciation	257

Subtotal	- 179

Consolidated entities	- 3 125

Total	- 3 304

NET INVESTMENTS IN THE NETWORKS	- 1 004
RETIREMENT PLANS AND EMPLOYEE FUTURE BENEFITS	2 490
OTHER ACCOUNTS
Consolidated Revenue Fund	- 406
Consolidated entities	526

Total	120

TOTAL CONSOLIDATED NON-BUDGETARY TRANSACTIONS	- 3 043

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.

Gouvernement du Québec
Consolidated financing transactions
2009-2010 forecast
(millions of dollars)

CHANGE IN CASH POSITION
Consolidated Revenue Fund	5 984
Consolidated entities	—

Total	5 984

NET BORROWINGS
Consolidated Revenue Fund
New borrowings	4 278
Repayment of borrowings	- 5 245

Subtotal	- 967

Consolidated entities
New borrowings	7 082
Repayment of borrowings	- 2 893

Subtotal	4 189

Total	3 222

RETIREMENT PLANS SINKING FUND AND FUNDS DEDICATED TO EMPLOYEE FUTURE BENEFITS	- 2 217

GENERATIONS FUND	- 715

TOTAL CONSOLIDATED FINANCING TRANSACTIONS	6 274

Note:
A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.